Exhibit 10.18
TREDEGAR CORPORATION

NOTICE OF STOCK AWARD

You have been granted the following Stock Award by the Executive Compensation Committee of the Board of Directors of Tredegar Corporation (“Tredegar”):

Name of Participant:

Date of Grant:  March 18, 2020

Number of Shares:

Vesting: 100% as of March 17, 2023
Expiration Date: None.
Transferability: As provided in the attached Stock Award Terms and Conditions.

In addition to the foregoing terms, your Stock Award is subject to all of the terms and conditions contained in the attached Stock Award Terms and Conditions which are incorporated in this Notice of Stock Award by this reference. If any provision of this Notice of Stock Award is inconsistent with the aforementioned Stock Award Terms and Conditions, the Stock Award Terms and Conditions will control.

Please acknowledge your acceptance of this Stock Award and the attached Stock Award Terms and Conditions by signing and returning one copy of this Notice of Stock Award to Pat Thomas, Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225.

              TREDEGAR CORPORATION

By:________________________________

              ____________________________________
            Participant

              Date: ______________________________

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TREDEGAR CORPORATION

        STOCK AWARD TERMS AND CONDITIONS

        THESE STOCK AWARD TERMS AND CONDITIONS (“Terms and Conditions”) effective as of 18th day March, 2020, govern the Stock Award made by Tredegar Corporation, a Virginia corporation (the “Company”), to the participant (the “Participant”) named in the Notice of Stock Award to which these Terms and Conditions are attached (the “Grant Notice”), and are made in accordance with and subject to the provisions of the Tredegar Corporation 2018 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to Participant. All terms used in these Terms and Conditions that are defined in the Plan have the same meaning given them in the Plan.

2.Grant of Stock Award. In accordance with the Plan, and effective as of the Date of Grant specified in the Grant Notice (the “Date of Grant”), the Company granted to Participant, subject to the terms and conditions of the Plan and these Terms and Conditions, the number of shares of Common Stock specified in the Grant Notice (the “Shares”). Subject to Section 2, the Shares shall be issued by the Company and registered in the name of the Participant on the stock transfer books of the Company.
3.Terms and Conditions. The Shares are subject to the following additional terms and conditions:
a.Rights as a Shareholder. Upon the issuance of the Shares, the Participant shall be entitled to vote the Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends. Stock received as a dividend on, or in connection with a stock split of, the Shares shall be subject to the same restrictions as the Shares. The Participant’s right to receive any extraordinary cash dividends or other distributions with respect to the Shares prior to their becoming vested and nonforfeitable (“Vested”) shall be at the sole discretion of the Committee, but in the event of any such extraordinary cash dividends, the Committee shall take action appropriate to preserve the value of, and prevent the unintended enhancement of, the Shares.
As soon as practicable after the Vested Shares become transferable in accordance with paragraph 2(e), the Participant’s rights in the Shares shall not be restricted.

b.Vesting. Subject to the provisions of Sections 3, 4, 5 and 6, the Shares shall become Vested on the third anniversary of the Date of Grant.
c.Nontransferability. Shares that are not Vested are nontransferable. Vested shares may be transferred on and after the date prescribed in paragraph 2(e).
d.Grant of Stock Power. The Participant hereby appoints Patricia A. Thomas, or her successor, as the true and lawful attorney of the Participant, to endorse and execute for and in the name and stead of the Participant any certificates evidencing the Shares if any of the Shares are forfeited.

(e) Holding Requirement; Transfer Restriction. If Participant is subject to the Company’s Amended and Restated Executive Ownership Policy (the “Policy”) on the date that the Shares become Vested and is not in compliance with the ownership requirements of the Policy, fifty percent of the “Net Vested Shares” must be retained by the Participant, i.e., those shares cannot be transferred, until the earlier of (i) the date that Participant is in compliance with the ownership requirements of the Policy, (ii) the date that Participant is not subject to the Policy or (iii) the date described in the following sentence. Notwithstanding the preceding sentence, the “Net Vested Shares” may be transferred upon the earlier of (i) a Control Change Date, (ii) the date of Participant’s death or (iii) the date of Participant’s Normal Retirement. For purposes of this Agreement, “Net Vested Shares” means the number of Shares that have become Vested minus the number of Shares, if any, surrendered by Participant or retained by the Company to satisfy tax withholding obligations in accordance with Section 9.

4.Lapse of Restrictions in the Event of Death. The restrictions on the Shares shall lapse, i.e., the Shares shall be Vested and transferable, upon Participant’s death if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Participant’s death.
5.Vesting Upon Permanent and Total Disability. The Shares shall be Vested upon Participant’s termination of employment on account of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) if Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of termination on account of permanent and total disability (as previously defined).
6.Effect of Other Terminations of Employment. Subject to the provisions of Sections 3, 4 and 6, Shares that have not become Vested on or before the date the Participant ceases to be employed by the Company or an Affiliate shall be forfeited.
7.Qualifying Termination Following a Change of Control. The restrictions on the Shares shall lapse, i.e., the Shares shall be vested and transferable, upon the Participant’s termination of employment with the Company and its Affiliates upon termination by the Company or an Affiliate without Cause or the Participant’s resignation from employment with the Company and its Affiliates with Good Reason (each, a “Qualifying Termination”), in each case on or following a Control Change Date if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of the Participant’s Qualifying Termination.
8.Recoupment Policy. Participant acknowledges and agrees that the grant of this Stock Award and the Participant’s rights in the Shares are subject to the terms and conditions of the Company’s Executive Incentive-Based Compensation Recoupment Policy as in effect on the Date of Grant (the “Policy”). Participant also agrees that, notwithstanding any other provision of this Agreement, the Company is entitled to recover from the Participant all or part of any benefits or compensation received in connection with this Stock Award and the Shares (net of any income or employment taxes paid by the Participant on account of the vesting of the Stock Award or sale of the Shares, after giving effect to any tax benefit available to the Participant on account of the re coupment), that are subject to recoupment under the Policy. Participant acknowledges that a copy of the Policy has been made available to the Participant.

9.Definitions. The following definitions shall apply to these Terms and Conditions:
a.Cause means (i) the Participant’s persistent willful misconduct or gross negligence in the performance of the Participant’s duties; (ii) the Participant’s conviction of any crime (or entering a plea of guilty or nolo contendere to any crime) constituting a felony; or (iii) the Participant’s willful and continuous nonperformance, lack of performance of or refusal to perform a reasonable order, policy or rule of the Company involving a material issue concerning the Company after written notice delivered to the Participant describing with specificity the elements of nonperformance, lack of performance or refusal to perform and the relevant order, policy or rule, and the Participant’s failure to have cured such nonperformance, lack of performance or refusal to perform within thirty (30) days following receipt of such written notice.
b.Good Reason means, without the Participant’s express written consent (i) a material change (other than in connection with a promotion) or diminution of the Participant’s duties (excluding any change of the Participant’s duties that is attributable to the Company no longer being a public company); (ii) a material reduction by the Company in the annual rate of the Participant’s base salary; or (iii) a change in the location of the Participant’s principal office to a different place that is more than fifty (50) miles from the Participant’s principal office immediately prior to such change. A resignation shall not be with “Good Reason” unless the Participant gives the Company written notice specifying the event or condition that the Participant asserts constitutes Good Reason, the notice is given no more than ninety (90) days after the occurrence of the event or initial existence of the condition that the Participant asserts constitutes Good Reason and the Company has failed to remedy or cure the event or condition during the thirty (30) day period after such written notice is given to the Company.
c.Normal Retirement means the voluntary separation by Participant from the employment of the Company or an Affiliate on or after the date Participant has reached age sixty-five.
10.Withholding. The Participant shall pay the Company any amount of taxes as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions. In lieu thereof, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the minimum amount required to be withheld. In any event, the Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required to be withheld. The Participant shall promptly notify the Company of any election made pursuant of Section 83(b) of the Code.
11.No Right to Continued Employment. The award of the Shares does not give Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

12.Change in Capital Structure. The Shares shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups subdivisions or consolidations of shares, other similar changes in capitalization or such other events as are described in the Plan.
13.Governing Law. These Terms and Conditions and the Grant Notice shall be governed by the laws of the Commonwealth of Virginia.
14.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of these Terms and Conditions or the Grant Notice, the provisions of the Plan shall govern. All references herein to the Plan shall mean the plan as in effect on the Date of Grant.
15.Participant Bound by Plan. Participant hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions of the Plan.
        15. Binding Effect. Subject to the limitations stated above and in the Plan, these Terms and Conditions and the Grant Notice shall be binding upon Participant and his or her successors in interest and the successors of the Company.

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